                                                                   Exhibit 23(b)

INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc. and subsidiaries ("Merrill Lynch") on Form S-3 of our reports dated February 28, 2000 (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), appearing or incorporated by reference in the Annual Report on Form 10-K of Merrill Lynch for the year ended December 31, 1999, and to the references to us under the heading "Experts" in the Prospectuses, which are a part of this Registration Statement.

/s/ Deloitte & Touche LLP
June 7, 2000
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INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the inclusion in this Registration Statement of Merrill Lynch & Co., Inc. and subsidiaries ("Merrill Lynch") on Form S-3 of our reports dated March 28, 2000 relating to the audits of the financial statements of Merrill Lynch Preferred Funding VI, L.P. and Merrill Lynch Preferred Capital Trust VI, appearing in the prospectus relating to Trust Preferred Securities, which is included in this Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus, which are a part of this Registration Statement.

/s/ Deloitte & Touche LLP
June 7, 2000